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                                                                   EXHIBIT 4.13


                   REDEMPTION RIGHTS AGREEMENT (COMMON UNITS)

         Redemption Rights Agreement, dated November 27, 2002, among GGP Limited Partnership, a Delaware limited partnership (together with its successors and assigns, the "Partnership"), General Growth Properties, Inc., a Delaware corporation (together with its successors and assigns, the "General Partner"), and JSG, LLC, a Delaware limited liability company (together with its successors and assigns, the "Contributing Party").

                                 R E C I T A L S

         WHEREAS, the General Partner is the general partner of the Partnership;

         WHEREAS, shares of common stock, $.10 par value per share, of the General Partner (the "Common Stock") are listed on the New York Stock Exchange;

         WHEREAS, pursuant to that certain Contribution and Sale Agreement dated as of October 18, 2002 (as the same has been amended and may be further amended from time to time, the "Purchase Agreement"), among the Partnership, Contributing Partner and the other parties thereto, the Contributing Party is being admitted as a limited partner of the Partnership and the Partnership is issuing to it 7% Series C Cumulative Convertible Preferred Units of limited partnership in the Partnership (such units that are being issued pursuant to the Purchase Agreement or any other securities issued in substitution therefor pursuant to the Series C Preferred Unit Designation, the "Series C Preferred Units");

         WHEREAS, pursuant to the Partnership Agreement (as defined below), the Series C Preferred Units may be converted into common units of limited partnership in the Partnership (such units into which Series C Preferred Units have been converted or any other securities issued in substitution therefor (other than pursuant to this Agreement), the "Common Units"); and

         WHEREAS, the parties desire to set forth herein the terms and conditions upon which the Contributing Party may cause the Partnership to redeem its Common Units.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Acts" shall mean the Securities Act and the Exchange Act, collectively.

         "Affiliates" shall mean "affiliates" as defined pursuant to the Securities Act and the regulations promulgated thereunder.

         "Business Day" shall mean any day upon which commercial banks are open for business in Chicago, Illinois.

         "Cash Purchase Price" shall mean, with respect to any redeemed or purchased Common Units, an amount of cash equal to the value of the Share Purchase Price (computed as of the

Computation Date and equal to the Current Per Share Market Price on such Computation Date multiplied by the number of Shares included in the Share Purchase Price) that would be payable with respect to such Common Units assuming the Share Purchase Price were paid in full satisfaction of the Purchase Price for such Common Units. In the event that the Share Purchase Price includes securities and/or other property other than Shares, then the value of such other securities and/or property shall be determined by the General Partner acting in good faith on the basis of the closing prices of securities if listed on a nationally recognized exchange and otherwise on the basis of such quotations and other information as the General Partner considers, in its reasonable judgment, appropriate.

         "Certificate of Incorporation" shall mean the Certificate of Incorporation of the General Partner, as the same may be amended from time to time.

         "Claims" shall have the meaning set forth in Section 4.1(c).

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor code.

         "Common Stock" shall have the meaning set forth in the recitals.

         "Common Units" shall have the meaning set forth in the recitals.

         "Computation Date" shall mean the date on which the applicable Notice is received by the Partnership or, if such date is not a Business Day, the first Business Day thereafter.

         "Conversion Factor" shall mean 100%, provided that such factor shall be adjusted in accordance with Section 6(a).

         "Current Per Share Market Price" shall have the meaning set forth in the Partnership Agreement.

         "Demand Notice" shall have the meaning set forth in Section 4.1(c).

         "Demand Resale Registration Statement" shall have the meaning set forth in Section 4.1(c).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

         "Exchange Act Reporting Company" shall mean any corporation or other entity which is subject to the reporting requirements of the Exchange Act.

         "Issuance Registration Statement" shall have the meaning set forth in
Section 4.1(a).

         "Liens" shall mean liens, pledges, security interests, mortgages, encumbrances and other claims of any type or kind.

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         "Major Transaction Event" shall mean, with respect to the General
Partner, (a) a reclassification, capital reorganization or other similar change regarding or affecting outstanding Shares (other than a change addressed in Section 6(a)); (b) a merger or consolidation of the General Partner with one or more other corporations or entities, other than a merger pursuant to which the General Partner is the surviving corporation and the outstanding Shares are not affected, (c) a sale, lease or exchange of all or substantially all of the General Partner's assets or (d) the liquidation, dissolution or winding up of the General Partner.

         "Notice" shall have the meaning set forth in Section 3.2.

         "Partnership Agreement" shall mean that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership dated April 1, 1998, as previously amended and as the same may be further amended from time to time.

         "Person" shall mean any natural person, corporation, partnership, association, limited liability company, trust or other entity.

         "Preferred Units" shall mean preferred units of limited partnership in the Partnership that have been issued prior hereto or are issued hereafter.

         "Prospectus" shall mean, with respect to any Registration Statement, the prospectus constituting a part thereof, as amended or supplemented.

         "Purchase Agreement" shall have the meaning set forth in the recitals.

         "Purchase Price" shall mean the Cash Purchase Price or the Share Purchase Price, or a combination thereof.

         "Redemption Rights" shall have the meaning set forth in Section 2.

         "Registration Statements" shall have the meaning set forth in Section 4.1(g).

         "REIT" shall mean real estate investment trust as such term is defined under the Code.

         "REIT Requirements" shall have the meaning set forth in the Partnership Agreement, as the same may change from time to time.

         "Resale Registration Statement" shall have the meaning set forth in
Section 4.1(c).

         "Rights" shall have the meaning set forth in Section 6(b).

         "SEC" shall mean the Securities and Exchange Commission.

         "Section 4.1(b) Resale Registration Statement" shall have the meaning set forth in Section 4.1(b).

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute.

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         "Series C Preferred Units" shall have the meaning set forth in the recitals.

         "Series C Preferred Unit Designation" shall mean Schedule A to the amendment to the Partnership Agreement that is being executed and delivered concurrently herewith.

         "Series C Preferred Units Redemption Rights Agreement" shall mean that certain Redemption Rights Agreement (Series C Preferred Units) dated the date hereof, among the parties hereto.

         "Share Purchase Price" shall mean, with respect to the exercise of any Redemption Rights and subject to the provisions of Section 6(c), a number of Shares equal to the product of (a) the number of Common Units being redeemed or purchased multiplied by (b) the Conversion Factor; provided, however, that, in the event the General Partner, after the date of this Agreement, issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase Shares (other than Rights referred to in Section 6(b) that have been issued pursuant thereto) or any other securities or property (other than distributions paid in cash), then the Share Purchase Price also shall include such rights, options, warrants or convertible or exchangeable securities or other securities or property that a holder of that number of Shares would have been entitled to receive had such holder held such Shares immediately prior to the time holders of Shares became entitled thereto (except to the extent that provision otherwise has been made for such holder to receive such rights, options, warrants or convertible or exchangeable securities or other securities or property or similar rights, options, warrants or convertible or exchangeable securities in respect of Common Units or adjustment otherwise has been made in respect thereof).

         "Shares" shall mean shares of the Common Stock.

         "Specified Partnership Agreement Provisions" shall mean (a) Article VIII of the Partnership Agreement and (b) restrictions with respect to Preferred Units of the types contained in Sections 5 and/or 6 of the Series C Preferred Unit Designation.

         "Window Period" shall mean the period consisting of the fourteen calendar days immediately preceding the first anniversary of the date hereof and the fourteen calendar days immediately following such first anniversary.

         2.   Grant of Redemption Rights.

         (a) Upon the terms and subject to the conditions contained herein, the Partnership does hereby grant to the Contributing Party, and the Contributing Party does hereby accept, the right, but without obligation on the part of the Contributing Party, to require the Partnership to redeem from time to time part or all of the Common Units of the Contributing Party for the Cash Purchase Price with respect to such Common Units ("Redemption Rights").

         (b) Notwithstanding the provisions of Section 2(a), the General Partner may, in its sole and absolute discretion, assume and satisfy the obligation of the Partnership with respect to the Contributing Party's exercise of a Redemption Right by paying to the Contributing Party, at the General Partner's election (which may be exercised in the General Partner's sole discretion), either the Cash Purchase Price or the Share Purchase Price (or a combination thereof) with

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respect to the Common Units for which the Contributing Party exercised its
Redemption Rights. If the General Partner assumes such obligations with respect to the exercise by the Contributing Party of a Redemption Right as to certain Common Units and makes the required payment of the Share Purchase Price, the Cash Purchase Price or any combination thereof, then the Partnership shall have no obligation to pay any amount to the Contributing Party with respect to the exercise of a Redemption Right for such Common Units, and any Common Units purchased shall be owned by the General Partner for all purposes.

         (c) If the General Partner shall assume and satisfy the obligations of the Partnership with respect to the exercise of a Redemption Right by the Contributing Party, the Partnership, the Contributing Party and the General Partner each shall treat the transaction between the General Partner and the Contributing Party as a sale of the Contributing Party's Common Units (or a portion thereof) to the General Partner for federal income tax purposes.

         (d) Upon the redemption or purchase of part or all of the Contributing Party's Common Units and the payment of the Purchase Price with respect thereto, such Person shall be deemed withdrawn as a Partner in the Partnership to the extent of the Common Units redeemed or purchased and shall have no further rights or obligations under this Agreement with respect to such redeemed or purchased Common Units; provided, however, that the Contributing Party's rights under this Agreement with regard to any other Common Units will continue in full force and effect.

         (e) No fractional Shares shall be issued hereunder. In lieu of fractional Shares, the General Partner shall pay cash based on the Current Per Share Market Price on the relevant Computation Date.

         3.   Exercise of Redemption Rights.

         3.1 Time for Exercise of Redemption Rights. The Contributing Party may exercise its Redemption Rights in whole or in part and at any time and from time to time on or after the first anniversary of the date hereof; provided, however, that the Redemption Rights may not be exercised at any one time by the Contributing Party with respect to less than 1,000 Common Units (or all the Common Units then owned by the Contributing Party if the Contributing Party owns less than 1,000 Common Units) or in the event that such exercise of Redemption Rights (or the assignment of Common Units or delivery of either the Cash Purchase Price or the Share Purchase Price with respect thereto) violates the Specified Partnership Agreement Provisions or applicable law. Once given, a Notice shall be irrevocable subject to the payment of the Purchase Price for the Common Units specified therein in accordance with the terms hereof.

         3.2 Method of Exercise. The Redemption Rights shall be exercised by delivery to the Partnership of (a) written notice (the "Notice") in the form of Exhibit A specifying the number of the Common Units to be redeemed and the name or names (with address) in which any Shares issuable upon such exercise shall be registered if different than the Contributing Party and (b) the certificates, if any, representing such Common Units. Notwithstanding anything to the contrary contained herein, in the event that the exercise of the Redemption Rights with respect to all of the Common Units of any deceased Person or the Common Units of any partnership, limited liability company or pass-through entity that are allocable to a deceased partner, member or other

Person as of the date of death shall not result in the recognition of gain for federal income tax purposes by any party, the Partnership shall have the right to require the Contributing Party (or its legal representative) or partnership, limited liability company or other pass-through entity to exercise the Redemption Rights as to all of such Common Units and to take any and all necessary action hereunder to effect such exercise (but, in the event of any exercise described in this sentence, the General Partner must assume and satisfy the obligations of the Partnership with respect thereto as provided in Section 2(b) and deliver the Share Purchase Price with respect thereto).

         3.3 Closing. The closing of the redemption or purchase and sale pursuant to an exercise of the Redemption Rights by the Contributing Party shall occur within 30 days following the giving of the Notice. The Contributing Party shall execute such other documents as the General Partner may reasonably require in connection with the closing of such redemption or purchase and sale.

         3.4 Payment of Cash or Issuance of Shares. At the closing of the redemption or purchase and sale of Common Units pursuant to an exercise of Redemption Rights by the Contributing Party, the Partnership shall deliver to the Contributing Party the Cash Purchase Price by check or, in the event that the General Partner has assumed the obligations of the Partnership with respect to such exercise of Redemption Rights, the General Partner shall deliver to the Contributing Party, at the election of the General Partner (which may be exercised in the General Partner's sole discretion) either (a) the Cash Purchase Price by check or (b) certificates representing the Shares and any other securities and/or other property constituting the Share Purchase Price, together with cash in lieu of the issuance of any fraction of a Share as provided in
Section 2(e), or a combination thereof.

         4.   Matters Relating to Shares.

         4.1 Registration.

         (a) The General Partner shall (i) prepare, file and use reasonable best efforts to cause to become effective as soon as practicable thereafter a registration statement (the "Issuance Registration Statement"), which may be on Form S-3, under the Securities Act relating to the Shares issuable by the General Partner upon exercise of the Redemption Rights assuming full conversion of the Series C Preferred Units into Common Units and full satisfaction of the Redemption Rights by delivery of Shares and (ii) prepare and file with the SEC such amendments and supplements to the Issuance Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Issuance Registration Statement effective and to comply with the provisions of the Securities Act. The General Partner shall file the Issuance Registration Statement during the Window Period.

         (b) In the event that, for any reason, the General Partner (i) is unable to cause the Issuance Registration Statement to be declared effective by the SEC within ninety (90) days following the filing date thereof or (ii) otherwise determines that it will be unable to cause the Issuance Registration Statement to be declared effective by the SEC within such ninety (90) day period or that it will be unable or impracticable to keep the Issuance Registration Statement continuously effective, the General Partner shall file with the SEC, within thirty (30) days after

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the earlier of such ninetieth day and the date of such determination, a registration statement on Form S-3 or other appropriate registration form with the SEC covering the resale by Contributing Party of such Shares and shall use its reasonable best efforts to cause such registration statement (the "Section 4.1(b) Resale Registration Statement") to become effective as soon as practicable thereafter. Following the effective date of the Section 4.1(b) Resale Registration Statement and until the Shares covered by the Section 4.1(b) Resale Registration Statement have been sold or are eligible for resale under Rule 144(k) promulgated under the Securities Act, the General Partner shall keep the Section 4.1(b) Resale Registration Statement current, effective and available for the resale by Contributing Party of the Shares delivered to it pursuant hereto.

         (c) If the Issuance Registration Statement is not effective for any reason, Shares are issued to the Contributing Party without registration under the Securities Act and a Section 4.1(b) Resale Registration Statement covering the resale of such Shares is not effective, the General Partner shall, upon the written request of any Contributing Party (a "Demand Notice"), cause to be filed as soon as practicable after the date of such request by such Contributing Party a registration statement (a "Demand Resale Registration Statement" and each of a Demand Resale Registration Statement and a Section 4.1(b) Resale Registration Statement is hereinafter sometimes referred to as a "Resale Registration Statement") in accordance with Rule 415 under the Securities Act (or such other rule as is applicable to the proposed sale) relating to the sale by such Contributing Party of all or a portion of the Shares held by such Contributing Party in accordance with the terms hereof, and shall use reasonable best efforts to cause such Demand Resale Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The General Partner agrees to use its reasonable best efforts to keep the Demand Resale Registration Statement continuously effective, after its date of effectiveness, with respect to the Shares of the requesting Contributing Party until the earlier of (a) the date on which all of the Shares covered by the Demand Resale Registration Statement have been sold and (b) the date on which all of the Shares held by such Contributing Party have become eligible for sale pursuant to Rule 144(k) (or any successor provision).

         (d) During the time period when a Resale Registration Statement is required to be current, effective and available under this Section 4.1, the General Partner also shall:

                           (i) promptly prepare and file with the SEC such amendments and supplements to such Resale Registration Statement and the Prospectus relating thereto, as may be necessary to keep such Resale Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale of the Shares covered by such Resale Registration Statement whenever Contributing Party shall desire to sell or otherwise dispose of the same but in no event beyond the period in which the Registration Statement is required to be kept in effect. Upon ten (10) business days' notice, the General Partner shall file any supplement or post-effective amendment to such Resale Registration Statement with respect to the plan of distribution or a Contributing Party's ownership interests in its Shares that is reasonably necessary to permit the sale of such Contributing Party's Shares pursuant to such Resale Registration Statement;

                           (ii) furnish to Contributing Party, without charge, such number of authorized copies of the Prospectus relating thereto, and any amendments or supplements to such Prospectus, in conformity with the requirements of the Securities Act, and such

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         other documents as Contributing Party may reasonably request in order to facilitate the public sale or other disposition of the Shares owned by Contributing Party;

                           (iii) register or qualify the securities covered by such Resale Registration Statement under state securities or blue sky laws of such jurisdictions as are reasonably required to effect a sale thereof and do any and all other acts and things which may be necessary or appropriate under such state securities or blue sky laws to enable Contributing Party to consummate the public sale or other disposition in such jurisdictions of such securities;

                           (iv) before filing any amendments or supplements to such Resale Registration Statement or the Prospectus relating thereto, furnish copies of all such documents proposed to be filed to the Contributing Party, who shall be afforded a reasonable opportunity to review and comment thereon; provided, however, that all such documents shall be subject to the approval of the Contributing Party insofar as they relate to information concerning the Contributing Party (including, without limitation, the proposed method of distribution of Contributing Party's securities);

                           (v) notify Contributing Party promptly (A) when such Resale Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (B) of any request by the SEC or any state securities authority for amendments and supplements to such Resale Registration Statement and the Prospectus relating thereto or for additional information, and (C) of the happening of any event during the period such Resale Registration Statement is effective which in the judgment of the General Partner makes any statement made in such Resale Registration Statement or such Prospectus untrue in any material respect or which requires the making of any changes in such Resale Registration Statement or such Prospectus in order to make the statements therein not misleading;

                           (vi) cooperate with Contributing Party to facilitate the timely preparation and delivery of certificates representing Shares being sold, which certificates shall not bear any restrictive legends provided the Shares evidenced thereby have been sold in a manner permitted by the Prospectus relating to such Resale Registration Statement;

                           (vii) upon the occurrence of any event contemplated by clause (v)(C) above, promptly prepare and file a supplement or post-effective amendment to such Resale Registration Statement or the Prospectus relating thereto or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that the obligation to prepare and file any such supplement or post-effective amendment shall be suspended if the General Partner, relying upon advice of counsel, determines that disclosure of any information required to be included therein would be adverse to its interests, but such suspension (A) shall not

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         extend beyond sixty (60) days with respect to any such specified event and (B) shall not occur more than twice during any period of twelve
         (12) consecutive months; and

                           (viii) promptly notify each Contributing Party of, and confirm in writing, (A) the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Resale Registration Statement or the initiation of any proceedings for that purpose, or (ii) if, between the effective date of any such Resale Registration Statement and the sale of the Shares to which it relates, the General Partner receives any notification with respect to the suspension of the qualification of the Shares or initiation of any proceeding for such purpose. The General Partner shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest practicable time.

         (e) The General Partner hereby agrees to indemnify and hold harmless Contributing Party and each person, if any, who controls Contributing Party (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all losses, claims, damages, costs and expenses (including reasonable attorneys' fees) ("Claims") to which Contributing Party or such controlling person may become subject, under the Securities Act or otherwise, caused by any untrue statement or alleged untrue statement of a material fact contained in any Resale Registration Statement or the Prospectus relating thereto or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Contributing Party and each such controlling person for any legal or other expenses reasonably incurred by such Contributing Party in connection with investigating or defending any such loss as such expenses are incurred; provided, however, that the General Partner shall not be liable insofar as any such losses, claims, damages, costs and expenses (including reasonable attorneys' fees) are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the General Partner by any Contributing Party expressly for use therein. Each Contributing Party agrees to indemnify and hold harmless the General Partner and each person, if any, who controls the General Partner (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all Claims to which the General Partner or such controlling person may become subject, under the Securities Act or otherwise, caused by any untrue statement or omission or alleged untrue statement or omission based upon such information furnished in writing to the General Partner by such Contributing Party.

         (f) Each Contributing Party agrees that, upon receipt of any notice from the General Partner of the happening of any event of the kind described in clause (d)(v)(C) above and without waiving any rights under clause (d)(vii) above, such Contributing Party will forthwith discontinue disposition of securities pursuant to any Resale Registration Statement until Contributing Party's receipt of the copies of the supplemented or amended Prospectus contemplated by clause (d)(vii) above.

         (g) The General Partner shall bear all expenses relating to filing the Issuance Registration Statement and each Resale Registration Statement (collectively, the "Registration Statements") and keeping the Registration Statements current, effective and available; provided,

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however, that the General Partner shall not be responsible for any brokerage fees or underwriting commissions due and payable in connection with the sale of Shares.

         (h) The General Partner shall use reasonable best efforts to cause all Shares to be listed or otherwise eligible for full trading privileges on the principal national securities exchange (currently the New York Stock Exchange) on which shares of Common Stock are then listed on or before the date on which a Registration Statement covering the Shares becomes effective or the Shares are issued by the General Partner to a Contributing Party, whichever is later. The General Partner will use reasonable best efforts to continue the listing or trading privilege for all Shares on the exchange on which shares of Common Stock are then listed. The General Partner will promptly notify the Contributing Party of, and confirm in writing, the delisting of the Shares.

         (i) Notwithstanding anything to the contrary contained herein, the General Partner shall have no obligation to keep any Registration Statement effective if the status of the General Partner (or its successor) as an Exchange Act Reporting Company is terminated.

         4.2 Reservation of Shares. At all times while the Redemption Rights are outstanding, the General Partner shall reserve for issuance such number of Shares as may be necessary to enable the General Partner to issue Shares in full satisfaction of all Redemption Rights which are from time to time outstanding (assuming that there are no limitations as to the ownership of such Shares under the Certificate of Incorporation which relate to compliance with the REIT Requirements, that all Series C Preferred Units have been converted into Common Units and that the General Partner elected to pay the Share Purchase Price with respect to all such Redemption Rights).

         4.3 Fully Paid and Non-Assessable. All Shares which may be issued upon exercise of the Redemption Rights shall be duly and validly issued and fully paid and non-assessable.

         5. Transfer and Similar Taxes. The General Partner shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property pursuant hereto; provided, however, that the General Partner shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Common Units to be exchanged, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the General Partner the amount of any such tax or established, to the reasonable satisfaction of the General Partner, that such tax has been paid.

         6.   Anti-Dilution and Adjustment Provisions.

         (a) The Conversion Factor shall be adjusted in the event that the General Partner (i) declares or pays a dividend or distribution on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares. In such event, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor pursuant to the immediately preceding sentence shall become effective immediately after the effective date of such event retroactive to the opening of business on the day next following the record date, if any, for such event. In addition, the Conversion Factor shall be adjusted in the event that the Partnership (i) declares or pays a dividend or distribution on its outstanding Common Units in Common Units, (ii) subdivides its outstanding Common Units, or (iii) combines its outstanding Common Units into a smaller number of Common Units. In such event, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the actual number of Common Units issued and outstanding on the record date for such dividend, distribution, subdivision or combination (determined without the below assumption) and the denominator of which shall be the number of Common Units issued and outstanding on such record date (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time). Any adjustment to the Conversion Factor pursuant to the immediately preceding sentence shall become effective on the effective date of such event retroactive to the record date, if any, for such event.

         (b) If at any time the holders of Common Stock are entitled to any right (a "Right") to subscribe pro rata for additional securities of the General Partner, whether Common Stock or other classifications, or for any other securities or interests that the Contributing Party would have been entitled to subscribe for if, immediately prior to such grant, the Contributing Party had exercised its Redemption Rights and received the Share Purchase Price in payment thereof, in lieu of any adjustment under any other subsection of this Section 6 or other provision of this Agreement and except to the extent that provision otherwise has been made for the Contributing Party to receive such Right or a similar right in respect of the Common Units or adjustment otherwise has been made in respect thereof, the Contributing Party also shall receive from the General Partner, prior to or concurrent with the time such Right becomes exercisable, the same Right that the Contributing Party would have been entitled to if the Contributing Party had exercised its Redemption Rights in full and received the Share Purchase Price in satisfaction thereof immediately prior to the time holders of Common Stock became entitled to such Right.

         (c) Upon the occurrence of a Major Transaction Event, the General Partner shall cause effective provision to be made so that, upon full conversion of the Series C Preferred Units of the Contributing Party into Common Units, exercise of the Redemption Rights by the Contributing Party in respect thereof and the election of the General Partner to pay the Purchase Price at any time following such Major Transaction Event by means of the Share Purchase Price, the Contributing Party shall have the right to acquire, in lieu of the Shares which otherwise would have been issued to the Contributing Party, the kind and amount of shares of stock and other securities and property (and the provisions contained in Section 4.1 shall apply anew to the extent that such securities are of a class of securities of the General Partner or its successor that are registered under the Exchange Act) and interests as would be issued or payable with respect to or in exchange for the number of Shares constituting the Share Purchase Price as if all Series C Preferred Units of the Contributing Party had been converted into Common Units, such Redemption Rights had been exercised and the General Partner had satisfied the Redemption

Rights by delivery of the Share Purchase Price immediately before such Major Transaction Event.

         (d) The Partnership shall give written notice to the Contributing Party of any Major Transaction Event promptly after such Major Transaction Event is announced to the public.

         (e) Notwithstanding anything to the contrary contained herein, the adjustment provisions contained in this Agreement shall be applied so that there is no duplication of adjustments made pursuant to any other document. The provisions of this Section 6 shall apply to successive events that may occur from time to time but only shall apply to a particular event if it occurs prior to the exercise in full of the Redemption Rights or the liquidation of the Partnership. Nothing contained herein shall prevent or otherwise limit the liquidation of the Partnership pursuant to the Partnership Agreement, as amended from time to time.

         (f) Whenever the Conversion Factor is adjusted as herein provided, the General Partner shall compute the adjusted Conversion Factor in accordance with this Section 6 and shall prepare a certificate signed by the chief financial officer of the General Partner setting forth the adjusted Conversion Factor and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the offices of the General Partner.

         (g) Notwithstanding anything to the contrary contained herein (but subject to the first sentence of Section 6(e) hereof), the General Partner and the Partnership agree that they will apply the provisions of this Section 6, the definition of Share Purchase Price and any related provisions as if the Common Units were issued and outstanding as of the date hereof. Thus, for example, if an event were to occur on December 31, 2002 that would adjust the number of Shares into which the Common Units would be exchangeable had such Common Units been outstanding as of such date, but the Common Units were not actually issued until December 31, 2003, then such adjustment would be applied so that, upon such issuance (but subject to further adjustment for subsequent events), the Common Units would be immediately exchangeable for the number of Shares for which the Common Units would have been exchangeable had such Common Units been outstanding on December 31, 2002.

         7.   Miscellaneous Provisions.

         7.1 Notices. All notices or other communications given pursuant to this Agreement, including without limitation any Notice, shall be sent to the party to whom or to which such notice is being sent, by certified or registered mail, return receipt requested, commercial overnight delivery service, facsimile or delivered by hand with receipt acknowledged in writing and otherwise as set forth in this Section 7.1. All notices (a) shall be deemed given when received or, if mailed as described above, after 5 Business Days or, if sent by facsimile, upon receipt of confirmed answerback and (b) may be given either by a party or by such party's attorneys. For purposes of this Section 7.1, the addresses of the parties shall be, in the case of the Partnership and the General Partner, 110 N. Wacker Drive, Chicago, Illinois 60606, facsimile number
(312) 960-5463, Attention: Bernard Freibaum (with a copy to Neal, Gerber & Eisenberg, Two North LaSalle Street, Suite 2200, Chicago, Illinois 60602, Attn:
Marshall E. Eisenberg, facsimile number (312) 269-1747), and, in the case of the Contributing Party, as set forth on the records of the Partnership. The address of any party may be changed by a notice in writing given in accordance with the provisions hereof.

         7.2 Assignment. The rights of the Contributing Party hereunder (including the Redemption Rights) shall automatically devolve upon any Person to the extent that such Person holds Common Units or Series C Preferred Units, and becomes a substituted partner with respect to such Common Units or Series C Preferred Units, in accordance with the Partnership Agreement and delivers to the Partnership a written instrument, in form reasonably satisfactory to the Partnership, pursuant to which such Person agrees to be bound by the terms hereof (but the rights of the Contributing Party hereunder are not otherwise assignable). All references herein to Contributing Party shall be deemed to be references to each assignee pursuant to this paragraph. Subject to the provisions of Section 6, the General Partner may assign this Agreement in connection with any Major Transaction Event without the consent of the Contributing Party, provided that no such assignment shall relieve the General Partner of its obligations under this Agreement.

         7.3 Binding Effect. Except as otherwise set forth herein, this Agreement shall be binding upon, and inure to the benefit of, the parties and their successors and permitted assigns.

         7.4 Amendments. The provisions of this Agreement may be amended only with the written consent of the Partnership, the General Partner and the holders of at least a majority of the issued and outstanding Common Units (assuming that all of the issued and outstanding Series C Preferred Units were converted into Common Units in accordance with the Partnership Agreement immediately prior to the execution of such amendment).

         7.5 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (without regard to its conflicts of law principles).

         7.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one document.

         7.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior written or oral understandings and/or agreements among them with respect thereto.

         7.8 Pronouns; Headings; Etc. As used herein, all pronouns shall include the masculine, feminine and neuter, and all terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to a "Section" or "Exhibit" shall refer to a Section or Exhibit of this Agreement unless otherwise specified.

         7.9 Survival. The representations, warranties and covenants contained herein or made pursuant hereto shall survive the execution and delivery of this Agreement and the closing of any redemption or purchase and sale pursuant to an exercise of Redemption Rights hereunder.

         7.10 Further Assurances. Each of the parties shall hereafter execute and deliver such other instruments and documents and do such further acts and things as may be required or useful to carry out the purposes of this Agreement.

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                                      -14-

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


CONTRIBUTING PARTY:

JSG, LLC, a Delaware limited liability company



By       /s/ Daniel W. Donahue
  ---------------------------------------------
  Daniel W. Donahue, Managing Member


PARTNERSHIP:

GGP LIMITED PARTNERSHIP, a Delaware
limited partnership

By:   General Growth Properties, Inc., a Delaware
      corporation, its general partner


      By:       /s/ Bernard Freibaum
         --------------------------------------
         Bernard Freibaum, Executive Vice
         President



GENERAL PARTNER:

GENERAL GROWTH PROPERTIES, INC.
a Delaware corporation



By:      /s/ Bernard Freibaum
   --------------------------------------------
     Bernard Freibaum, Executive Vice President

                                    EXHIBIT A

                              Notice of Redemption


         The undersigned hereby irrevocably (i) exercises its Redemption Rights as to ___________ Common Units (the "Transferred Units") in GGP Limited Partnership (the "Partnership") in accordance with the terms of that certain Redemption Rights Agreement (Common Units), dated November 27, 2002 (the "Agreement"), among the Partnership, General Growth Properties, Inc. (the "General Partner"), and JSG, LLC, (ii) transfers and surrenders such Transferred Units and all right, title and interest of the undersigned therein to the party, which shall be either the Partnership or the General Partner, that shall purchase or redeem such Transferred Units pursuant to the Agreement, and (iii) directs that the Cash Purchase Price or Share Purchase Price payable upon exercise of the Redemption Right be delivered to the address specified below and, if the Share Purchase Price is to be delivered, the Shares shall be registered or placed in the name(s) and at the address(es) specified below. Attached hereto are the certificates, if any, representing the Transferred Units.

         The undersigned hereby represents, warrants and certifies that, as of the date hereof and as of the closing of the purchase or redemption of the Transferred Units pursuant to the exercise of Redemption Rights effected hereby,
(i) that the undersigned has good and marketable title to the Transferred Units, free and clear of all Liens, (ii) that the undersigned has the full right, power and authority to transfer and surrender the Transferred Units as provided herein and such transfer and surrender has been authorized by all necessary action and
(iii) that the undersigned has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve such transfer and surrender.

         Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Dated:   ____________________


                                       [NAME OF PERSON]


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       ----------------------------------------
                                       (Street Address)


                                       ----------------------------------------
                                        (City, State, Zip Code)

                                        Signature Guaranteed By:


                                       ----------------------------------------


If Shares are to be issued, issue to:




Please insert social security or identifying number:



                                      -2-